Exhibit 99.1

February 20, 2018	Edward Vallejo
Vice President, Investor Relations
856-566-4005
edward.vallejo@amwater.com

Maureen Duffy
Vice President, Communications and Federal Affairs
856-309-4546
maureen.duffy@amwater.com

AMERICAN WATER REPORTS FOURTH QUARTER AND YEAR-END RESULTS

•	2017 diluted GAAP earnings per share at $2.38; adjusted diluted earnings per share (EPS) at $3.03 (a non-GAAP measure)

•	Fourth quarter 2017 diluted GAAP EPS at $(0.01), including the one-time re-measurement required under the Tax Cuts and Jobs Act; adjusted diluted EPS at $0.69 (a non-GAAP measure)

•	Affirms 2018 earnings guidance range of $3.22 to $3.32 per diluted share, and long term EPS compound annual growth rate (CAGR) range of 7 to 10 percent, anchored off of 2016 adjusted EPS

•	Projects 2018 dividend growth at top of long-term EPS CAGR range
VOORHEES, N.J., Feb 20, 2018 - American Water Works Company, Inc. (NYSE: AWK) today reported results for the fourth quarter and year ended Dec 31, 2017.
"This past year was one of continued solid growth for American Water and outstanding execution by our employees," said Susan Story, president and CEO of American Water. "With a strong fourth quarter finish, our 2017 adjusted EPS increased 7 percent over 2016. To meet the nationally recognized need for significantly more water infrastructure investment, we invested more capital in our water and wastewater systems -$1.4 billion- than in any other previous year. As importantly, we achieved our best ever O&M efficiency ratio in order to make this investment more affordable for our customers.
"We will continue to focus on delivering our customers the most reliable and safe water services at an affordable price in 2018 and beyond, and the recent Tax Cuts and Jobs Act will aid us even more in doing so.
“We plan to invest between $8.0 billion to $8.6 billion over the next five years," added Story. "We are also affirming our 2018 EPS guidance of $3.22 to $3.32, and remain confident in our ability to achieve our long-term EPS growth of 7 to 10 percent."

PRESS RELEASE	1	www.amwater.com

Consolidated Results
The company's three months and annual results are included in the table below:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Diluted earnings per share (GAAP):
Net income attributable to common stockholders	$(0.01)	$0.57	$2.38	$2.62
Non-GAAP adjustments:
Impact of Freedom Industries settlement activities	—	—	(0.12)	0.36
Income tax impact	—	—	0.05	(0.14)
Net non-GAAP adjustment	—	—	(0.07)	0.22

Early extinguishment of debt at the parent company	—	—	0.03	—
Income tax impact	—	—	(0.01)	—
Net non-GAAP adjustment	—	—	0.02	—

Impact of re-measurement from the Tax Cuts and Jobs Act	0.70	—	0.70	—
Total non-GAAP adjustments	0.70	—	0.65	0.22
Adjusted diluted earnings per share (non-GAAP)	$0.69	$0.57	$3.03	$2.84
In the fourth quarter of 2017, GAAP income decreased $0.58 per diluted share compared to the prior year. This included a $0.70 per diluted share charge resulting from the non-cash, after-tax re-measurement charge associated with the impact of the change in the federal tax rate from implementation of the Tax Cuts and Jobs Act (the “TCJA”) enacted on December 22, 2017.
Adjusted earnings were $0.69 per diluted share (a non-GAAP measure) for the fourth quarter 2017, an increase of 12 cents per diluted share, or 21 percent, over the same period in 2016. This increase was primarily associated with continued growth in the Regulated Businesses driven mainly by infrastructure investment, acquisitions and organic growth. The Market-Based Businesses were up a penny with growth in the Homeowner Services Group partially offset by lower capital upgrades in the Military Services Group.
For the full year 2017, GAAP income decreased $0.24 per diluted share compared to the prior year. 2017 GAAP earnings included a $0.07 per diluted share benefit from an insurance settlement related to the Freedom Industries chemical spill, a $0.02 per diluted share charge from early extinguishment of debt at the parent company and a $0.70 per diluted share charge, resulting from the non-cash, after-tax re-measurement charge associated with the enactment of the TCJA. Included in 2016 GAAP earnings was a $0.22 per diluted share charge from the binding global agreement in principle to settle claims associated with the Freedom Industries chemical spill.
Adjusted earnings were $3.03 per diluted share for the full year of 2017, an increase of $0.19 per diluted share, or 7 percent, over the same period in 2016. This increase was primarily associated with continued growth in the Regulated Businesses driven mainly by infrastructure investment, acquisitions and organic growth, combined with growth in the Market-Based Businesses mainly from the Homeowner Services Group and Keystone. These increases were partially offset by warmer weather in 2016 compared to 2017 and two discrete tax adjustments recorded at the parent company associated with legislative changes in New York and Illinois impacting state tax apportionment.
For the full year 2017, the company made capital investments of $1.7 billion, a record level of investment, including $1.4 billion dedicated primarily to improving infrastructure in the Regulated Businesses to provide safe, clean and reliable service to its customers, and over $210 million for regulated acquisitions.

PRESS RELEASE	2	www.amwater.com

Regulated Businesses Adjusted Net Income Reconciliation (A Non-GAAP, unaudited measure)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2017	2016	2017	2016
Net income (GAAP)	$113	$98	$559	$472
Non-GAAP adjustment:
Impact of Freedom Industries settlement activities	—	—	(22)	65
Income tax impact	—	—	9	(26)
Net non-GAAP adjustment	—	—	(13)	39

Impact of the Tax Cuts and Jobs Act	6	—	6	—

Total net non-GAAP adjustments	6	—	(7)	39

Adjusted net income	$119	$98	$552	$511
For the fourth quarter of 2017, adjusted net income was $119 million, compared to $98 million for the same period in 2016, an increase of approximately 21 percent. Regulated revenue increased $16 million driven by a $27 million increase from additional authorized revenue and surcharges to support infrastructure investments, acquisitions, and organic growth; partially offset by a $11 million decrease in lower demand of which $3 million is related to warmer weather during the fourth quarter of 2016. In the fourth quarter net depreciation was favorable $7 million, mainly due to the implementation of new depreciation rates in our Illinois subsidiary. O&M expense was favorable $5 million mainly due to the timing of expenditures last year and the continued focus on cost management.
For the full year 2017, adjusted net income was $552 million, compared to $511 million for the same period in 2016, an increase of 8 percent. Regulated revenue increased $87 million driven by a $133 million increase from additional authorized revenue and surcharges to support infrastructure investments, wastewater services, acquisitions, and organic growth; partially offset by a $48 million decrease in lower demand of which $15 million is related to warmer weather during 2016. This increase was partially offset by higher net depreciation and interest of $34 million associated with infrastructure investment growth partially offset by the implementation of new depreciation rates in our Illinois subsidiary. O&M expense remained relatively flat due to the continued focus on cost management.
For the full year 2017, the Company received additional annualized revenues of approximately $43 million from general rate cases and step increases and approximately $33 million in additional annualized revenues from infrastructure surcharges. The company is awaiting final orders for general rate cases in three states and filed for infrastructure surcharges in three states for a total annualized revenue request of approximately $255 million. The extent to which requested rate increases will be granted by the applicable regulatory agencies will vary.
For the full year 2017, the adjusted regulated O&M efficiency ratio (a non-GAAP financial measure) improved to 33.8 percent, compared to 34.9 percent for the full year 2016. By reducing O&M expense as a proportion of revenue, American Water is able to make investments in needed capital improvements without significantly impacting customer bills.
Market-Based Businesses Adjusted Net Income Reconciliation (A Non-GAAP, unaudited measure)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2017	2016	2017	2016
Net income (GAAP)	$9	$13	$38	$39
Non-GAAP adjustment:
Impact of the Tax Cuts and Jobs Act	5	—	5	—

Adjusted net income	$14	$13	$43	$39

PRESS RELEASE	3	www.amwater.com

For the fourth quarter of 2017, adjusted net income was $14 million, compared to $13 million for the same period in 2016. Adjusted net income was up $1 million, driven by growth in the Homeowner Services Group through customer growth and price increases for certain customers, offset by lower capital projects in the Military Services Group.
For the full year 2017, adjusted net income was $43 million, compared to $39 million for the same period in 2016, an increase of 10 percent. The increase was driven by growth in the Homeowner Services Group through customer growth and price increases for certain customers and growth at Keystone Clearwater Solutions from improving market conditions, partially offset by lower capital projects in the Military Services Group from lower military budgets and completion of a project at Fort Polk mid-year 2016.
Dividends
On Dec 8, 2017, our Board of Directors declared a quarterly cash dividend payment of $0.415 per share payable on Mar 1, 2018, to stockholders of record as of Feb 7, 2018.
2018 Earnings Guidance
American Water has affirmed its 2018 earnings guidance to be in the range of $3.22 - $3.32 per diluted share. The company’s earnings forecasts are subject to numerous risks and uncertainties, including, without limitation, those described under “Forward-Looking Statements” below and under “Risk Factors” in its annual and quarterly reports filed with the Securities and Exchange Commission (“SEC”).
Non-GAAP Financial Measures
This press release includes presentations of adjusted net income for the Regulated Businesses and the Market-Based Businesses, as well as consolidated adjusted earnings per diluted share (“Adjusted EPS”). These items constitute “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures are derived from American Water’s consolidated financial information but are not presented in its financial statements prepared in accordance with GAAP. Adjusted EPS is defined as GAAP earnings per diluted common share, excluding (i) the impact in the third quarter of 2017 of the insurance settlement related to the Freedom Industries chemical spill; (ii) a charge incurred in the third quarter of 2017 with respect to the early extinguishment of debt at the parent company; (iii) the non-cash, after-tax re-measurement charge in the fourth quarter of 2017 associated with the impact of the change in the federal tax rate on American Water's deferred income taxes from the enactment of the TCJA; and (iv) the impact in the fourth quarter of 2016 of the binding global agreement in principle to settle claims related to the Freedom Industries chemical spill. Adjusted net income for the Regulated Businesses and the Market-Based Businesses is defined as GAAP diluted net income, excluding, as applicable (i) the impact in the third quarter of 2017 of the insurance settlement related to the Freedom Industries chemical spill; (ii) the non-cash, after-tax re-measurement charge in the fourth quarter of 2017 associated with the impact of the change in the federal tax rate on American Water's deferred income taxes from the enactment of the TCJA; and (iii) the impact in the fourth quarter of 2016 of the binding global agreement in principle to settle claims related to the Freedom Industries chemical spill. These non-GAAP financial measures supplement the company’s GAAP disclosures and should not be considered as alternatives to the GAAP measures.
Management believes that the presentation of these non-GAAP financial measures are useful to American Water’s investors because they provide an indication of its baseline performance excluding items that are not considered by management to be reflective of ongoing operating results. Although management uses these non-GAAP financial measures internally to evaluate American Water’s results of operations, management does not intend results excluding the adjustments to represent results as defined by GAAP, and the reader should not consider them as indicators of performance. These items are derived from American Water’s consolidated financial information but are not presented in its financial statements prepared in accordance with GAAP. The company’s definition of adjusted net income or Adjusted EPS may not be comparable to the same or similar measures used by other companies, and, accordingly, these non-GAAP financial measures may have significant limitations on their use.
Set forth in this release is a table that reconciles each of adjusted net income and Adjusted EPS to its most directly comparable GAAP financial measure.

PRESS RELEASE	4	www.amwater.com

This press release also includes a presentation of adjusted regulated O&M efficiency ratio, which excludes from its calculation estimated purchased water revenues and purchased water expenses, the impact of certain activities related to the Freedom Industries chemical spill, and the allocable portion of non-O&M support services costs, mainly depreciation and general taxes. This item constitutes a “non-GAAP financial measure” under SEC rules. This item is derived from American Water’s consolidated financial information but is not presented in its financial statements prepared in accordance with GAAP. This non-GAAP financial measure supplements and should be read in conjunction with the company’s GAAP disclosures and should not be considered an alternative to any GAAP measure.
Management believes that the presentation of this measure is useful to investors because it provides a means of evaluating the company’s operating performance without giving effect to items that are not reflective of management’s ability to increase efficiency of the company’s regulated operations. In preparing operating plans, budgets and forecasts, and in assessing historical performance, management relies, in part, on trends in the company’s historical results, exclusive of estimated revenues and expenses related to purchased water, the impact of settlement activities related to the Freedom Industries chemical spill and the allocable portion of non-O&M support services costs. The company’s definition of this metric may not be comparable to the same or similar measures used by other companies, and, accordingly, this non-GAAP financial measure may have significant limitations on its use.
Set forth in this release is a table that reconciles each of the components used to calculate adjusted regulated O&M efficiency ratio to the most directly comparable GAAP financial measure.
2017 Year-end and Fourth Quarter Earnings Conference Call
The 2017 and fourth quarter earnings conference call will take place on Wednesday, Feb 21, 2018, at 9 a.m. Eastern Daylight Time. Interested parties may listen to the conference call over the Internet by logging on to the Investor Relations page of the company’s website at ir.amwater.com. Presentation slides that will be used in conjunction with the earnings conference call will also be made available online. The company recognizes its website as a key channel of distribution to reach public investors and as a means of disclosing material non-public information to comply with its obligations under SEC Regulation FD.

Following the earnings conference call, an audio archive of the call will be available through February 28, 2018. U.S. callers may access the audio archive toll-free by dialing 1-877-344-7529. International callers may listen by dialing 1-412-317-0088. The access code for replay is 10116315. The audio webcast will be available on American Water's investor relations homepage at ir.amwater.com through March 21, 2018. After that, the archived webcast will be available for one year at ir.amwater.com/event-replays.
About American Water
With a history dating back to 1886, American Water is the largest and most geographically diverse U.S. publicly-traded water and wastewater utility company. The company employs more than 6,900 dedicated professionals who provide regulated and market-based drinking water, wastewater and other related services to an estimated 15 million people in 46 states and Ontario, Canada. More information can be found by visiting amwater.com.

PRESS RELEASE	5	www.amwater.com

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this press release including, without limitation, 2018 earnings guidance, projected long-term earnings and dividend growth, the outcome of pending acquisition activity and estimated revenues from rate cases and other government agency authorizations, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could” and or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, financial results of levels of activity, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this press release as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and subsequent filings with the SEC, and because of factors such as: the decisions of governmental and regulatory bodies, including decisions to raise or lower customer rates; the timeliness and outcome of regulatory commissions’ actions concerning rates, capital structure, authorized return on equity, capital investment, system acquisitions, taxes, permitting and other decisions; changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts; limitations on the availability of our water supplies or sources of water, or restrictions on our use thereof, resulting from allocation rights, governmental or regulatory requirements and restrictions, drought, overuse or other factors; changes in laws, governmental regulations and policies, including with respect to environmental, health and safety, water quality and emerging contaminants, public utility and tax regulations and policies, and impacts resulting from U.S., state and local elections; weather conditions and events, climate variability patterns, and natural disasters, including drought or abnormally high rainfall, prolonged and abnormal ice or freezing conditions, strong winds, coastal and intercoastal flooding, earthquakes, landslides, hurricanes, tornadoes, wildfires, electrical storms and solar flares; the outcome of litigation and similar governmental proceedings, investigations or actions, including matters related to the Freedom Industries chemical spill in West Virginia and the preliminarily approved global class action settlement agreement related to this chemical spill; our ability to appropriately maintain current infrastructure, including our operational and information technology (“IT”) systems, and manage the expansion of our business; exposure or infiltration of our critical infrastructure, operational technology and IT systems, including the disclosure of sensitive or confidential information contained therein, through physical or cyber attacks or other means; our ability to obtain permits and other approvals for projects; changes in our capital requirements; our ability to control operating expenses and to achieve efficiencies in our operations; the intentional or unintentional actions of a third party, including contamination of our water supplies or water provided to our customers; our ability to obtain adequate and cost-effective supplies of chemicals, electricity, fuel, water and other raw materials that are needed for our operations; our ability to successfully meet growth projections for our business and capitalize on growth opportunities, including our ability to, among other things, acquire and integrate water and wastewater systems into our regulated operations, and enter into contracts and other agreements with, or otherwise obtain, new customers in our market-based businesses; risks and uncertainties associated with contracting with the U.S. government, including ongoing compliance with applicable government procurement and security regulations; cost overruns relating to improvements in or the expansion of our operations; our ability to maintain safe work sites; our exposure to liabilities related to environmental laws and similar matters resulting from, among other things, water and wastewater service provided to customers, including, for example, our water service and management solutions that are focused on customers in the natural gas exploration and production market; changes in general economic, political, business and financial market conditions; access to sufficient capital on satisfactory terms and when and as needed to support operations and capital expenditures; fluctuations in interest rates; restrictive covenants in or changes to the credit ratings on us or our current or future debt that could increase our financing costs or funding requirements or affect our ability to borrow, make payments on debt or pay dividends; fluctuations in the value of benefit plan assets and liabilities that could increase our cost and funding requirements; changes in federal or state general, income and other tax laws, including any further rules, regulations, interpretations and guidance by the U.S. Department of the Treasury and state or local taxing authorities related to the enactment of the TCJA, the availability of tax credits and tax abatement programs, and our ability to utilize our U.S. federal and state income tax net operating loss carryforwards; migration of customers into or out of our service territories; the use by municipalities of the power of eminent domain or other authority to condemn our systems, or the assertion by private landowners of similar rights against us; difficulty or inability to obtain insurance, the inability to obtain insurance at acceptable rates and on acceptable terms and conditions, or an inability to obtain reimbursement under existing insurance programs for any losses sustained; the incurrence of impairment charges related to our goodwill or other assets; labor actions, including work stoppages and strikes; the ability to retain and attract qualified employees; civil disturbances or terrorist threats or acts, or public apprehension about future disturbances or terrorist threats or acts; and the impact of new, and changes to existing, accounting standards.

PRESS RELEASE	6	www.amwater.com

These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in the company’s annual and quarterly SEC filings, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements speak only as of the date of this press release. The company does not have or undertake any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the Federal securities laws. Furthermore, it may not be possible to assess the impact of any such factor on the company’s businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.

PRESS RELEASE	7	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Statements of Operations
(In millions, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2017	2016	2017	2016
	(Unaudited)
Operating revenues	$821	$802	$3,357	$3,302
Operating expenses:
Operation and maintenance	368	373	1,378	1,504
Depreciation and amortization	114	120	492	470
General taxes	67	63	259	258
Gain on asset dispositions and purchases	(7)	(2)	(16)	(10)
Total operating expenses, net	542	554	2,113	2,222
Operating income	279	248	1,244	1,080
Other income (expense):
Interest, net	(83)	(83)	(342)	(325)
Loss on early extinguishment of debt	(1)	—	(7)	—
Other, net	6	1	17	15
Total other income (expense)	(78)	(82)	(332)	(310)
Income before income taxes	201	166	912	770
Provision for income taxes	202	65	486	302
Net income attributable to common stockholders	$(1)	$101	$426	$468

Basic earnings per share: (a)
Net income attributable to common stockholders	$—	$0.57	$2.39	$2.63
Diluted earnings per share: (a)
Net income attributable to common stockholders	$(0.01)	$0.57	$2.38	$2.62
Weighted-average common shares outstanding:
Basic	178	178	178	178
Diluted	179	178	179	179
Dividends declared per common share (b)	$0.83	$0.75	$1.66	$1.50

(a)	Amounts may not calculate due to rounding.

(b)	Dividends declared during the three months ended December 31, 2017 and 2016, include quarterly dividends payable December 1 and March 1.

PRESS RELEASE	8	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets
(In millions, except share and per share data)

	December 31, 2017	December 31, 2016
ASSETS
Property, plant and equipment	$21,716	$19,954
Accumulated depreciation	(5,470)	(4,962)
Property, plant and equipment, net	16,246	14,992
Current assets:
Cash and cash equivalents	55	75
Restricted funds	27	20
Accounts receivable, net	272	269
Unbilled revenues	212	263
Materials and supplies	41	39
Other	113	118
Total current assets	720	784
Regulatory and other long-term assets:
Regulatory assets	1,061	1,289
Goodwill	1,379	1,345
Other	76	72
Total regulatory and other long-term assets	2,516	2,706
TOTAL ASSETS	$19,482	$18,482

PRESS RELEASE	9	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets
(In millions, except share and per share data)

	December 31, 2017	December 31, 2016
CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock ($0.01 par value, 500,000,000 shares authorized, 182,508,564 and 181,798,555 shares issued, respectively)	$2	$2
Paid-in-capital	6,432	6,388
Accumulated deficit	(723)	(873)
Accumulated other comprehensive loss	(79)	(86)
Treasury stock, at cost (4,064,010 and 3,701,867 shares, respectively)	(247)	(213)
Total common stockholders' equity	5,385	5,218
Long-term debt	6,490	5,749
Redeemable preferred stock at redemption value	8	10
Total long-term debt	6,498	5,759
Total capitalization	11,883	10,977
Current liabilities:
Short-term debt	905	849
Current portion of long-term debt	322	574
Accounts payable	195	154
Accrued liabilities	630	609
Taxes accrued	33	31
Interest accrued	73	63
Other	167	112
Total current liabilities	2,325	2,392
Regulatory and other long-term liabilities:
Advances for construction	271	300
Deferred income taxes, net	1,551	2,596
Deferred investment tax credits	22	23
Regulatory liabilities	1,664	403
Accrued pension expense	384	419
Accrued postretirement benefit expense	40	87
Other	66	67
Total regulatory and other long-term liabilities	3,998	3,895
Contributions in aid of construction	1,276	1,218
Commitments and contingencies
TOTAL CAPITALIZATION AND LIABILITIES	$19,482	$18,482

PRESS RELEASE	10	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Adjusted Regulated Operation and Maintenance Efficiency Ratio (A Non-GAAP, unaudited measure)
In millions

(Dollars in millions)	2017	2016	2015
Total operation and maintenance expenses	$1,378	$1,504	$1,404
Less:
Operation and maintenance expenses—Market-Based Businesses	337	372	358
Operation and maintenance expenses—Other	(50)	(44)	(49)
Total operation and maintenance expenses—Regulated Businesses	1,091	1,176	1,095
Less:
Regulated purchased water expenses	128	122	117
Allocation of non-operation and maintenance expenses	29	30	35
Impact of Freedom Industries settlement activities (a)	(22)	65	—
Adjusted operation and maintenance expenses—Regulated Businesses (i)	$956	$959	$943

Total operating revenues	$3,357	$3,302	$3,159
Less:
Operating revenues—Market-Based Businesses	422	451	434
Operating revenues—Other	(23)	(20)	(18)
Total operating revenues—Regulated Businesses	2,958	2,871	2,743
Less:
Regulated purchased water revenues (b)	128	122	117
Adjusted operating revenues—Regulated Businesses (ii)	$2,830	$2,749	$2,626

Adjusted O&M efficiency ratio—Regulated Businesses (i) / (ii)	33.8%	34.9%	35.9%

(a)	Includes the impact of the binding global agreement in principle to settle claims in 2016 and a settlement with one of our general liability insurance carriers in 2017.

(b)	The calculation assumes regulated purchased water revenues approximate regulated purchased water expenses.

PRESS RELEASE	11	www.amwater.com